                                                                   Exhibit 10(a)

[Logo] CANADA LIFE
Canada Life Insurance Company of America
P.O. Box 105087
Atlanta, GA 30348


April 29, 2002

Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 2
6201 Powers Ferry Road, NW
Atlanta, Georgia 30339

Ladies and Gentlemen:

I hereby consent to the use of may name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 15 under the Securities Act of 1933 and Post-Effective Amendment No. 19 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-55890) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 2 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              /s/ Craig Edwards
                                              --------------------------
                                              Craig Edwards
                                              Chief Legal Counsel, U.S. Division


               6201 Powers Ferry Road, NW, Atlanta, Georgia 30339